First Trust Advisors L.P.

120 East Liberty Drive

Wheaton, Illinois 60187

November 8, 2021

First Trust Portfolios L.P.

120 East Liberty Drive

Suite 400

Wheaton, Illinois 60187

Re: FT 9756

Gentlemen:

We have examined the Registration Statement File No. 333-260088 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First Trust Advisors L.P. as evaluator.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

FIRST TRUST ADVISORS L.P.

/s/ Elizabeth H. Bull

Senior Vice President